Exhibit 4.2

Noble House Entertainment Inc. 47 Avenue Road, Suite 200 Toronto, Ontario, Canada M5R 2G3 T: 416-860-0211 F: 416-361-6228 W: www.NHEntertainment.com

NOBLE HOUSE ENTERTAINMENT INC.

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__________________________________________

PRIVATE PLACEMENT AGREEMENT

__________________ UNITS

Certificate No.: _______

NOBLE HOUSE
THIS PRIVATE PLACEMENT AGREEMENT made this __ day of __  , 2006

BETWEEN:

NOBLE HOUSE ENTERTAINMENT INC.

(herein called “NOBLE HOUSE” )

OF THE FIRST PART

- and -

(herein called "Private Placee")

OF THE SECOND PART

WHEREAS NOBLE HOUSE is a reporting issuer in the Province of Ontario and in the United States;

AND WHEREAS NOBLE HOUSE wishes to make a private placement of up to _________ units at a price of $0.50 US Funds per unit, each unit comprised of one (1) NOBLE HOUSE common share (a“Common Share”) and one half (1/2) NOBLE HOUSE share purchase warrant, each such whole warrant entitling the Private Placee to purchase one (1) further NOBLE HOUSE common share (at a price of $0.50 US Funds until 5:00 p.m. Toronto time on the date which is twenty Four (24) months from the closing date;

AND WHEREAS the Private Placee has informed itself as to NOBLE House’s state of affairs and its assets and wishes to make a private placement investment in NOBLE HOUSE securities by acquiring _______________ (in words) units (the “Purchased Units”) of NOBLE HOUSE;

AND WHERAS the Purchased Units and the underlying Common Shares, Warrants and Warrant Shares are hereafter referred to collectively as the “Securities”;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree each with the other as follows:

A. SUBSCRIPTION

1 The recitals set out above shall form an integral part of this Agreement.

2. The Private Placee hereby subscribes for and agrees to purchase from NOBLE HOUSE the following:

_____________Purchased Units of NOBLE HOUSE. The price of the Purchased Units is $0.50 US Funds each or ______________ US in the aggregate (the "Purchase Price").

Each unit is comprised of one (1) NOBLE HOUSE common share and one half (1/2) NOBLE HOUSE share purchase warrant, each such whole warrant entitling the Private Placee to purchase one (1) further NOBLE HOUSE common share at the price of $0.50 US Funds until 5:00 p.m. Toronto time on the date which is twenty four (24) months from the closing date.

The Warrants shall be non-transferable by it except in accordance with the provisions of the securities legislation of the jurisdiction in which such transfer takes place, and shall expire and be of no value if unexercised by the time prescribed. The warrants shall be in the form of the draft Share Purchase Warrants certificate annexed hereto as Schedule "A", and forming a part hereof.

3. The Private Placee shall pay the Purchased Price to NOBLE HOUSE by a wire transfer to  NOBLE HOUSE at the following address:

NOBLE HOUSE ENTERTAINMENT INC.
Bank of Montreal, 2 Queen Street East, Toronto ON M5C 3G7 Canada
Account # 4601-996, bank code 001, Branch code 2487
Bank Phone # 416-867-5596

Or by a certified cheque to be delivered to the NOBLE HOUSE’s corporate office at 47 Avenue Road, Suite 200, Toronto, Ontario M5R 2G3, Canada.

The date of receipt of the full amount of the Purchase Price shall be deemed to be the closing date (the "Closing Date") of this transaction. The time of closing (the "Time of Closing") shall be deemed to be 4:00 p.m. on the Closing Date. The Purchased Units shall be deemed acquired as of the Time of Closing.

4. The parties hereto acknowledge and agree that the Securities are not qualified for sale in Canada (or any province thereof) or the United States of America ("USA") and may not be offered or sold, directly or indirectly, in Canada (or any province thereof) or the USA or to a Canadian or USA resident, except as permitted in accordance with the provisions of the securities legislation of the respective jurisdictions.

B. PRIVATE PLACEE’S ACKNOWLEDGEMENTS AND AGREEMENTS

The Private Placee understands, acknowledges and agrees that:

1. This subscription may be accepted or rejected in whole or in part by NOBLE HOUSE, in its sole discretion.

2. Except as provided under applicable securities laws, this subscription is and shall be irrevocable except that (i) the Private Placee's execution and delivery of this Subscription Agreement will not constitute an agreement between NOBLE HOUSE and the Private Placee until this Subscription Agreement is accepted on behalf of NOBLE HOUSE and, if not so accepted, the Private Placee's subscription and obligations hereunder will terminate and (ii) the Private Placee can, at any time prior to acceptance of this Subscription Agreement, request in writing that he/she or it be released from his/her or its obligations hereunder (and NOBLE HOUSE may, but need not, in its discretion, elect to release the Private Placee from his/her or its subscription and from such obligations).

THE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR PROVINCIAL SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

3. Private Placee has not been provided with, nor has it requested, nor does it have any need to receive, an offering memorandum or any similar document in connection with its subscription for the Securities, and the decision to execute this Agreement and to purchase the Securities has been based entirely upon publicly available information concerning NOBLE HOUSE and not upon any verbal or other written representation as to fact or otherwise made by or on behalf of NOBLE HOUSE nor any officer, director, employee, agent or affiliate thereof.

4. The Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state, and that the Securities are being offered and sold to a limited number of investors who are non-U.S persons in transactions not requiring registration under the U.S. Securities Act in accordance with Regulation S of the U.S Securities Act; accordingly, the Securities are “restricted securities” within the meaning of Rule 144 (a)(3) of the U.S. Securities Act.

5. Because the Securities will not have been registered under the U.S. securities Act, or applicable U.S state securities laws, the Private Placee is aware that any resale inconsistent with the U.S. Securities Act may create liability on his or its part and/or the part of NOBLE HOUSE, and agrees not to assign, sell, pledge, transfer or otherwise dispose of the transfer of Securities except in compliance with the U.S. Securities Act and applicable state securities laws. The Private Placee is also aware that any resale inconsistent with applicable securities laws in the province of Ontario ("Canadian Securities Laws") may create liability on his or its part and/or the part of NOBLE HOUSE, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer the Purchased Units, and the Warrant Shares except in compliance with Canadian Securities Laws.

6. Unless permitted under Canadian Securities legislation, the Private Placee shall not trade the Purchased Units in the Province of Ontario before the date that is four months and one day after the Closing Date.

7. Each certificate representing the Securities will bear a legend to the following effect:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIY SHALL NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, EXERCISED OR OTHERWISE TRANSFERRED ONLY (A) TO NOBLE HOUSE ENTERTAINMENT INC. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABVLE, AND IN

COMPLAINCE WITH ANY APPLICABLE STATE SECUTRITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION BUT WHICH MAY BE CONDITIONAL ON DELIVERY OF A LEGAL OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

8. Provided that nothing herein shall limit the rights of NOBLE HOUSE and the Private Placee to register the Purchased Units, the Private Placee acknowledges that neither NOBLE HOUSE nor any other representative on behalf of NOBLE HOUSE has made any representations with respect to registration under the U.S. Securities Act or qualification under Canadian Securities Laws of the Securities and that no such registration is contemplated, that there can be no assurance that there will be any market for the Securities in the United States in the foreseeable future or any liquid market for four months, and that, as a result, the Private Placee may be required to bear the economic risk of his or its investment for an indefinite period of time under the Securities Act, or a period of four months and one day under the Canadian Securities Laws.

C. NOBLE HOUSE WARRANTIES AND REPRESENTATIONS

NOBLE HOUSE hereby represents and warrants to the Private Placee as follows:

1. NOBLE HOUSE is a corporation duly organized and validly existing under the laws of the Province of Ontario, is duly qualified to carry on its business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, and has all requisite corporate power, authority and capacity to carry on its business as now conducted and to own, lease or operate its property and assets and to enter into, execute, deliver and perform its obligations under this Agreement.

2. As of the date hereof, the authorized capital of NOBLE HOUSE consists of an unlimited number of Common Shares;

3. NOBLE HOUSE is a "reporting issuer", in the Province of Ontario, and a “reporting foreign issuer”, in the USA.

4. All necessary corporate action has been taken by and on behalf of NOBLE HOUSE to authorize the creation, issuance and sale of the Securities and upon receipt of the purchase price therefore, such securities shall be issued as fully paid and non-assessable securities of NOBLE HOUSE.

D. PRIVATE PLACEE'S REPRESENTATIONS AND WARRANTIES

The Private Placee hereby represents and warrants to NOBLE HOUSE as follows:

1.	The Private Placee is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act and/or Rule 45-501 of the Ontario Securities Commission.

2.	If Private Placee is not an “accredited investor” as set forth in Section 1 above, the Private Placee is not a U.S. Person (as such term is defined in Regulation S of the U.S.

Securities Act), is not acquiring the Securities for the account or benefit of any U.S. person and is resident in the jurisdiction set forth in its address in this Agreement.

3.
The Private Placee is aware of NOBLE HOUSE's business affairs and financial condition and has had access to and has acquired sufficient information about NOBLE HOUSE to reach an informed and knowledgeable decision to acquire the Securities. The Private Placee, understands that an investment in NOBLE HOUSE includes a high degree of risk, has such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of its investment in the Securities, is in a financials position to hold the Securities for an indefinite period of time, and is able to bear the economic risk of, and withstand a complete loss of such investment in the Securities.

4.
The Private Placee has been solely responsible for Private Placee’s (i) own due diligence investigation of NOBLE HOUSE and its business, (ii) own analysis of the merits and risks of its investment made pursuant to this Agreement and (iii) own analysis of the terms of its investment.

5.
The Private Placee is purchasing the Securities for his/her or its own account as principal, for investment purposes only, and not with a view to any resale, distribution or other disposition of the Securities in violation of the U.S. Securities Act, or any federal, state, or provincial law. The Private Placee understands that its acquisition of the Securities has not been registered under the U.S Securities Act or registered or qualified under any state or provincial law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Private Placee's investment intent as expressed herein. Except as contemplated by this Agreement, the Private Placee has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities. The Private Placee represents that it has not been organized, reorganized or recapitulated specifically for the purpose of investing in the Securities.

6.
The Private Placee understand that the subsequent transfer of any or all of the Securities will be restricted and Private Placee will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any Securities except (i) to the Corporation (ii) outside the United States in compliance with Regulation S under the U.S. Securities Act, (iii) in compliance with the exemption from registration available under the U.S. securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, or (iv) with the prior written consent of the Corporation (which will be delivered promptly and will not be unreasonable withheld, but which may be conditional on the delivery of an opinion of counsel in form and substance satisfactory to the Corporation), pursuant to another exemption from registration under the U.S. securities Act and in compliance with any applicable state securities laws, any or all of which may not be available to the Purchaser and the Company and its agents and counsel will be under no obligation to assist the Purchaser in complying with any rule or registering an offer, sale or other transfer of any of the Securities or in obtaining an exemption from such compliance or registration requirements.

7.
The Private Placee shall exercise the Warrants is compliance with regulation S of the U.S. securities Act including delivering to NOBLE HOUSE at the time of exercise a certificate certifying that Private Placee is not a U.S. person and that Warrant is not being exercised on behalf of a U.S. Person or an opinion of counsel satisfactory to NOBLE HOUSE that the Warrant and the Warrant Shares delivered upon exercise thereof have been registered under the Securities Act or are exempt from the registration thereunder.

8.
The Private Placee is aware that the purchase and subsequent resale of the Securities may have tax consequences both in Canada and the United States, and is solely responsible for obtaining advice concerning the tax consequences of its investment in the Securities and is not relying on NOBLE HOUSE for advice concerning such tax consequences.

9.	The certificates evidencing the Securities will be imprinted with legends in substantially the form provided in Subsection B.7 of this Agreement.

10.
If private Placee is an individual, Private Placee has obtained the age of majority and in every case Private Placee is legally competent to purchase the Securities, and execute the Agreement and take all actions required hereto.

11.
(i) The Private Placee has all requisite corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities to be purchased by it and carry out and perform all of his, her or its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid, and binding obligation of the Private Placee, enforceable against the Private Placee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

12.
The foregoing representations and warranties are true as of the date of this Agreement and shall be true as of the final date that NOBLE HOUSE issues and sells the Securities to the Private Placee, the date the Private Placee exercises the Warrant and the date NOBLE HOUSE issues any Warrant Shares. If such representations and warranties shall not be true in any respect prior to any such date, the Private Placee will give prompt written notice of such fact to NOBLE HOUSE.

E. CONDITIONS TO CLOSING

NOBLE HOUSE's obligation to sell and issue the Purchased Units at the Closing is at the option of NOBLE HOUSE, subject to the fulfillment or waiver of the following conditions:

1. The representations made by the Private Placee and NOBLE HOUSE herein shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of each such date.

2. All covenants, agreements and conditions contained in this Agreement to be performed by the Private Placee on or prior to the Closing Date shall have been performed or complied with in all material respects.

3. All necessary regulatory approvals shall have been obtained by NOBLE HOUSE.

4. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

5. The sale of Securities by NOBLE HOUSE shall not be prohibited by any law or governmental order or regulation and shall not require any additional consent or approval other that the ones obtained by NOBLE HOUSE.

6. The issue and sale of the Securities is exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities laws.

7. The delivery of a share certificate representing the Common Shares and the Warrant at the Initial Closing.

F. MISCELLANEOUS

1. The terms of this Agreement may be waived or amended with the written consent of NOBLE HOUSE and the Private Placee.

2. This Agreement shall be governed in all respects by and construed in accordance with the laws of the Province of Ontario without any regard to conflicts of laws principles.

3. [Intentionally Omitted ]

4. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by NOBLE HOUSE or the Private Placee and the Closing.

5. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, the Private Placee shall not assign this Agreement or its rights hereunder without the prior written consent of NOBLE HOUSE.

6. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

7. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States or Canadian mail addressed to NOBLE HOUSE or the Private Placee, as the case may be, at their respective addresses set forth in subsection 13 or at such other address as NOBLE HOUSE or the Private Placee shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States or Canadian mail seven days after such notice or communication shall have been deposited in the United States or Canadian mail.

8. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. In particular, by signing this Agreement, the Private Placee has consented to the disclosure of the information in the attachment 1 to this Agreement that the Corporation may be required to provide under the applicable securities legislations.

11. NOBLE HOUSE and the Private Placee shall each bear its own costs and expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

12. Except as otherwise specified, all references to "dollars" or "$" in this Agreement (including the Exhibits attached hereto) shall be deemed to refer to United States dollars.

13.a)Name and Address of Private Placee

Name:__________________________________

Address:
_________________________________

                                       _________________________________

_________________________________

Phone No.:_ __________________

Contact: ______________________

Phone: ________________________

b) In the event that the Private Placee is contracting hereunder on behalf of one or more disclosed principals, the name and address of each such disclosed principal is set forth below (if space is insufficient, attach a list):

Name: ______________________________ Name: __________________________

Address: ____________________________ Address: _________________________

                             ____________________________               _________________________

c) Registration of the certificates representing the common shares and warrants being acquired pursuant to this agreement should be made as follows (if space is insufficient, attach a list):

Registration
(Account reference: if applicable)
Name:_________________________________

Address:________________________________

(Phone No.)

d) The certificate representing the common shares and warrants being acquired pursuant to this agreement should:

        [--]be mailed to the registered holder at the address set forth in (C) above; or
        [   ]be made available to be picked up at the principal office of NOBLE HOUSE in Toronto, Ontario,' or
        [   ]be mailed to the following person at the following address:

Contact:___________________________________________
Address:__________________________________________
__________________________________________

Please check one box, failing which such certificates will be mailed to the registered holder as described above.

14. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate effective as of the date first above written.

SIGNED, SEALED AND DELIVERED )

                ) NOBLE HOUSE ENTERTAINMENT INC.
                            ) Per:
                      )
                      ) ___________________________
                    Kam Shah, CFO
                                  ) Per:
                     ) ___________________________
                        (____________________)

Noble House Entertainment Inc. 47 Avenue Road, Suite 200 Toronto, Ontario, Canada M5R 2G3 T: 416-929-1806 F: 416-361-6228 W:

Attachment 1 to Article F-10 of the Private Placement Agreement

INFORMATION TO BE COMPLETED BY THE PRIVATE PLACEE
FOR SUBSMISSION TO REGULATORY AUTHORITIES

FULL NAME:

RESIDENTIAL ADDRESS

OR

REGISTERED ADDRESS
(in case of corporations/partnerships

TELEPHONE #

NUMBER OF UNITS PURCHASED*

TOTAL PURCHASE PRICE*

EXEMPTION RELIED ON*

DATE OF DISTRIBUTION*

* Details will be completed by NOBLE HOUSE

Noble House Entertainment Inc. 47 Avenue Road, Suite 200 Toronto, Ontario, Canada M5R 2G3 T: 416-860-0211 F: 416-361-6228 W: www.NHEntertainment.com

NOBLE HOUSE ENTERTAINMENT INC.

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__________________________________________

COMMON SHARE PURCHASE WARRANT CERTIFICATE

__________________ WARRANTS

Certificate No.: _______

Share Purchase Warrant #

Void After 5:00 p.m (Toronto time) on __ , 2005

____________- Whole
         (representing______ ½ warrants)

SHARE PURCRASE WARRANTS

NOBLE HOUSE ENTERTAINMENT INC.

THIS IS TO CERTIFY THAT, for value received, _______________________(the "Warrant Holder") shall have the right to purchase from NOBLE HOUSE ENTERTAINMENT INC. (the "NOBLE HOUSE"), upon and subject to the terms and conditions hereinafter referred to one fully paid and non-assessable common share of NOBLE HOUSE for each whole warrant represented hereby at the price of $0.50 US Funds per common share in lawful money of the United States until 5:00 p.m. Toronto time on , 2008.

The right to purchase common shares of NOBLE HOUSE may only be exercised by the Warrant Holder within the time hereinbefore set out by: (a) duly completing and executing the subscription form attached hereto, in the manner therein indicated; (b) surrendering this warrant certificate to NOBLE HOUSE at 47 Avenue Road, Suite 200, Toronto, Ontario M5R 2G3; and (c) paying the appropriate purchase price for the common shares of NOBLE HOUSE subscribed for by a wire transfer to the following account of NOBLE HOUSE.

Noble house Entertainment Inc.
Bank of Montreal, 2 Queen Street East, Toronto ON M5C 3G7 Canada
Account # 4601-996, bank code 001, Branch code 2487
Bank Phone # 416-867-5596

Or by a certified cheque to be delivered to the NOBLE HOUSE’s corporate office at 47 Avenue Road, Suite 200, Toronto, Ontario M5R 2G3, Canada.

Upon surrender and payment, NOBLE HOUSE will issue to the Warrant Holder the number of common shares subscribed for. Within five business days of surrender and payment NOBLE HOUSE will mail to the Warrant Holder a certificate evidencing the common shares subscribed for. If the Warrant Holder subscribes for a lesser number of common shares than the number of shares permitted by this warrant certificate, NOBLE HOUSE shall forthwith cause to be delivered to the Warrant Holder a further warrant certificate in respect of the common shares referred to in this warrant certificate but not subscribed for.

Save and except in the case of the issuance of additional shares of NOBLE HOUSE for consideration, if the issued and outstanding shares of NOBLE HOUSE are changed by a subdivision, consolidation, reduction in capital or by any other capital reorganization or reclassification of the capital stock of NOBLE HOUSE, or consolidation or merger of NOBLE HOUSE with another corporation shall be effected, then, the warrants herein shall be adjusted and lawful and adequate provision shall be made whereby the Warrant Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant certificate and in lieu of the shares of NOBLE HOUSE immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the warrants represented hereby had such reorganization, reclassification, consolidation or merger not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the Warrant Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the exercise price of the warrants herein and of the number of shares purchasable upon conversion of the warrants herein) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the warrants herein.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE WARRANT OR COMMON SHARES ISSUABLE ON EXERCISE THEREOF IN THE PROVINCE OF ONTARIO BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE.

THE WARRANTS AND THE SECURITIES UNDERLYING THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO NOBLE HOUSE ENTERTAINMENT INC. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE U.S SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECUIRTIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION BUT WHICH MAY BE CONDITIONAL ON DELIVERY OF A LEGAL OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE WARRANT HOLDER, BY ACCEPTANCE OF THIS WARRANT CERTIFICATE, AGREES THAT THE WARRANTS REPRESENTED HEREBY AND ANY SHARES ACQUIRED PURSUANT TO THIS WARRANT CERTIFICATE ARE NOT TO BE SOLD BY THE HOLDER THEREOF, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES LEGISLATION OF THE JURISDICTION IN WHICH SUCH TRANSFER OR SALE TAKES PLACE.

All securities issued upon the exercise of this warrant shall bear the legends set forth in this Warrant Certificate. The holding of this Warrant Certificate will not entitle the Warrant Holder to any right or interest as a shareholder of NOBLE HOUSE.

IN WITNESS WHEREOF, NOBLE HOUSE has caused this warrant certificate to be issued as of the       .

NOBLE HOUSE ENTERTAINMENT INC.

Per:Kam Shah, CFO

SUBSCRIPTION FORM

TO:      THE DIRECTORS, NOBLE HOUSE ENTERTAINMENT INC.
47 Avenue Road, Suite 200
Toronto, Ontario
M5R 2G3

Dear Sirs:

The undersigned hereby exercises the right to purchase and hereby subscribes for _____________ common shares in the capital stock of NOBLE HOUSE ENTERTAINMENT INC. referred to in the warrant certificate surrendered herewith according to the conditions thereof and herewith makes payment by cash or certified cheque of $_____________US Funds being the purchase price in full for the said shares.

The undersigned hereby reconfirms to NOBLE HOUSE as true and correct all of the undersigned’s representations and warranties set forth in the undersigned’s Private Placement Subscription Agreement date June 19, 2006, with respect to the common shares of NOBLE HOUSE for which the undersigned is subscribing.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned:

NAME: ______________________________________________
(please print)

ADDRESS:_____________________________________________

Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the undersigned.

DATED this  day of , ______

Per:_________________________